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                                                                   EXHIBIT 10.34


                                 ORDINANCE 98-5

                 ORDINANCE TO AMEND SECTION 5 OF ORDINANCE 98-4
               DEALING WITH COMMUNITY ANTENNA TELEVISION SYSTEMS
                 IN THE UNINCORPORATED AREAS OF COLUMBIA COUNTY

     THIS ORDINANCE adopted by the Board of Commissioners of Columbia County, Georgia.

     WHEREAS, the Board of Commissioners of Columbia County, Georgia did on March 26, 1998, adopt Ordinance 98-4 amending Chapter 2-10.2 (codified as Chapter 2-5.5 in the Code of Ordinances of Columbia County, Georgia); and

     WHEREAS, The Board of Commissioners of Columbia County, Georgia desires to amend Section 5 of Ordinance 98-4 in order to extend the deadline for Knology of Augusta, Inc. to file with the Clerk of the Board of Commissioners its unconditional acceptance of the franchise;

     NOW, THEREFORE, be it ordained by the Board of Commissioners of Columbia County and it is hereby ordained by authority of same as follows:

     Section 1. Section 5 of Ordinance 98-4 amending subsection 2-5.5-15(a) of the Code of Ordinances of Columbia County, Georgia is amended by changing the date of "June 15, 1998" as appears therein to "July 31, 1998" so that the sentence in question shall now read

     "The franchise hereby granted to the Grantee, Knology of Augusta, Inc., to operate a CATV System in the unincorporated area of the County shall take effect upon the date of the adoption of this ordinance and be enforced up to and including November 1, 2009 in those parts of the unincorporated area of the County which are not also subject to the franchise of Charter Communications II, L.P. and October 30, 2003 in those parts of the unincorporated area of the County which are also subject to the franchise of Charter Communications II, L.P., provided that on or before July 31, 1998, Knology of Augusta, Inc. shall file with


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     the Clerk of the Board of Commissioners its unconditional acceptance of this franchise and commit to comply with and abide by the terms of same."

     Section 2. Repeal of Conflicting Provisions of Ordinances. Any ordinances or parts of ordinances of Columbia County in conflict with this ordinance are to the extent necessary to eliminate such conflict hereby repealed.

     Section 3. Effective Date. This ordinance shall take effect immediately upon its adoption.

     Adopted August 18th, 1998.


                                     BOARD OF COMMISSIONERS OF
                                     COLUMBIA COUNTY, GEORGIA


                                     By:     /s/ James B. Whitehead Sr.
                                         ------------------------------
                                             Its               Chairman


                                     Attest: /s/ Linda B. Lindley
                                             --------------------------
                                             Its           Deputy Clerk


          [COUNTY SEAL]


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                              CLERK'S CERTIFICATE


     I, Phebe Dent, Clerk of the Board of Commissioners of Columbia County, Georgia, (the "Board") DO HEREBY CERTIFY that the foregoing pages of typewritten matter constitute a true and correct copy of an ordinance, passed by the Board of Commissioners at a regular meeting of the Board of Commissioners duly held on August 18th, 1998 at 6:30 p.m., open to the public and in which a quorum was present and acting throughout, and that the original of said ordinance appears of record in the Minute Book of the Board, which is in my custody and control.

     Given under my hand and seal of the Board, this 18th day of August, 1998.



                                             Linda B. Lindley, Deputy Clerk
                                             ------------------------------
                                             CLERK, BOARD OF COMMISSIONERS
                                             OF COLUMBIA COUNTY, GEORGIA



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